EX—FILING FEES
Calculation of Filing Fee Tables
Schedule TO
(Form Type)

North Haven Private Income Fund LLC
(Exact Name of Registrant as Specified in its Charter)

Table 1: Transaction Valuation

	Transaction Valuation	Fee rate	Amount of Filing Fee
Fees to Be Paid	$94,889,552.76(1)	0.01476%	$14,005.70 (2)
Fees Previously Paid			-
Total Transaction Valuation	$94,889,552.76
Total Fees Due for Filing			$14,005.70
Total Fees Previously Paid			-
Total Fee Offsets			$6,344.26(3)
Net Fee Due			$7,661.44

(1) Calculated solely for purposes of determining the amount of the filing fee. This amount is based upon the offer to purchase up to 4,973,247 Class S Units of North Haven Private Income Fund LLC at a price equal to $19.08 per unit, which represents the Company’s net asset value as of September 30, 2023.
(2) Calculated at $147.60 per $1,000,000 of the transaction value.
(3) An aggregate fee of $4,714.22 was paid with the filing of the Schedule TO-I by North Haven Private Income Fund LLC (File No. 005-93652) on November 10, 2022 (the “Prior November Schedule TO-I”). The Prior November Schedule TO-I also included a fee offset of $1,629.91 pursuant to Rule 0-11(a)(2) under the Exchange Act. The final transaction fee due pursuant to the final amendment to the Prior November Schedule TO-I filed on February 2, 2023 was $2,229.11. The remaining $4,115.02 of the filing fee paid in connection with the Prior November Schedule TO-I was used to partially offset the filing fee in connection with the Schedule TO-I filed by North Haven Private Income Fund LLC (File No. 005-93652) on February 9, 2023 (the “Prior February Schedule TO-I”).

An aggregate fee of $2,857.24 was paid with the filing of the Prior February Schedule TO-I. The final transaction fee due pursuant to the final amendment to the Prior February Schedule TO-I filed on May 1, 2023 was $2,993.20. After the $4,115.02 remaining filing fee from the Prior November Schedule TO-I was used to offset the Prior February SC TO-1, $1,121.82 was remaining from the Prior November Schedule TO-I, as well as the $2,857.24 remaining fees from the Prior February Schedule TO-I, for future Schedule TO-I filing fee offsets.

An aggregate fee of $7,690.88 was paid with the filing of the Schedule TO-I by North Haven Private Income Fund LLC (File No. 005-93652) on May 2, 2023 (the “Prior May Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the Prior May Schedule TO-I filed on July 31, 2023 was $3,504.15. The Prior May Schedule TO-I did not claim any available fee offsets, and $4,186.73 of remaining fees from the Prior May Schedule TO-I are available to offset this Schedule TO-I.

An aggregate fee of $815.16 was paid with the filing of the Schedule TO-I by North Haven Private Income Fund LLC (File No. 005-93652) on August 1, 2023 (the “Prior August Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the Prior August Schedule TO-I filed on October 31, 2023 was $2,636.68. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the remaining $1,121.82 from the Prior November Schedule TO-I and a portion of the remaining $2,857.24 from the Prior February Schedule TO-I was used to partially offset the filing fee in connection with Prior August Schedule TO-I. More specifically, the full $1,121.82 from the Prior November Schedule TO-I and $1,504.87 from the Prior February Schedule TO-I was used to offset the final transaction fee from the Prior August Schedule TO-I filing, and $1,342.38 from the Prior February Schedule TO-I remained available to offset this Schedule TO-I filing, in addition to the $815.16 remaining fees paid with the Prior August Schedule TO-I.

Pursuant to Rule 0-11(a)(2) under the Exchange Act, the remaining $1,342.38 of the filing fee paid in connection with the Prior February Schedule TO-I, the remaining $4,186.73 of the filing fee paid in connection with the Prior May Schedule TO-I and the remaining $815.16 of the filing fee paid in connection with the Prior August Schedule TO-I is being used to partially offset the filing fee in connection with this SC TO-I.

Table 2 – Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims	North Haven Private Income Fund LLC	SC TO-I	005-93652	February 9, 2023		$1,342.38
Fee Offset Sources	North Haven Private Income Fund LLC	SC TO-I	005-93652		February 9, 2023		$1,342.38
Fee Offset Claims	North Haven Private Income Fund LLC	SC TO-I	005-93652	May 2, 2023		$4,186.73
Fee Offset Sources	North Haven Private Income Fund LLC	SC TO-I	005-93652		May 2, 2023		$4,186.73
Fee Offset Claims	North Haven Private Income Fund LLC	SC TO-I	005-93652	August 1, 2023		$815.16
Fee Offset Sources	North Haven Private Income Fund LLC	SC TO-I	005-93652		August 1, 2023		$815.16